Exhibit 99.1

N E W S  R E L E A S E

Oculus VisionTech Launches in AWS Marketplace

Customers worldwide now gain access to Forget-Me-Yes®, providing companies large and small, with an easy way to become data privacy compliant

San Diego, California -- (April 5, 2022) – Oculus VisionTech Inc. (TSXV: OVT; OTCQB: OVTZ; FSE: USF1), an emerging data compliance software innovator, through its wholly-owned subsidiary ComplyTrust® Inc., announced today the availability of their Forget-Me-Yes® (FMY) data privacy solution in AWS Marketplace, a digital catalog with thousands of software listings from independent software vendors that make it easy to find, evaluate, purchase, and deploy software that runs on Amazon Web Services, Inc. (AWS).

Any customer looking for a secure, cost-effective solution to meet California Consumer Protection Act (CCPA), General Data Protection Act (GDPR), Brazilian General Data Protection (LGPD), and other data subject requests for right-of-deletion data privacy compliance for their Salesforce.org, can easily access the Forget-Me-Yes® platform directly from AWS Marketplace. This availability opens the door for customers to quickly take advantage of FMY’s secure data subject right-of-deletion request mitigation that enables compliance regardless of how small or large the company and overall data subject access request (DSAR) processing requirements.

Running on the global Amazon Web Services, Inc. (AWS) infrastructure, FMY provides a cost-effective, elastic, resilient, scalable, and highly secure platform for CCPA/CPRA (California), VCDPA (Virginia), CPA (Colorado), GDPR (Europe), LGPD (Brazil), and PIPL (China) data subject privacy compliance management. FMY’s cloud-native microservice architecture, is available on a monthly subscription-basis for cost-effective, automated DSAR structured data query processing across multiple organizational databases.

“We are excited to announce that FMY is now part of the AWS Marketplace ecosystem”, said Michael Johnson, Co-Founder at ComplyTrust. “Customers can now cost-effectively streamline secure DSAR processing across one or more Salesforce.org datastores, without the hassle of any download or installation requirements.”

The AWS Marketplace is a curated digital catalog where customers can find, purchase, deploy, and manage third-party software, data, and services, and includes thousands of AWS-certified solution listings that significantly simplify software procurement and deployment.

For more information and to view the Forget-Me-Yes® AWS Marketplace listing, please visit here today.

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About Oculus VisionTech

Oculus VisionTech Inc. (OVT), www.ovtz.com, is a cloud-native development-stage technology company focused on data compliance and digital privacy solutions for business customers worldwide. With offices in San Diego, California and Vancouver, British Columbia, the Company is currently expanding its’ new ComplyTrust® www.complytrust.com, product suite which includes the ComplyScanTM cloud data protection and compliance tool and Forget-Me-Yes® B2B data privacy Software-as-a-Service (SaaS) platform, optimizing CCPA, GDPR, LGPD and other regulatory compliance legislation for Salesforce organizations worldwide that provide businesses with secure data privacy tools enabling sustained and continuous global regulatory compliance of data subject rights. OVTZ’s legacy Cloud-DPS digital content protection solution implements invisible forensic watermarking technology that seamlessly embeds imperceptible tracking components into documents and video-frame content that enables tamper-proof legal auditability for intellectual property protection.

Learn more about Oculus at www.ovtz.com or follow us on Twitter (https://twitter.com/OculusVT) or Facebook (https://www.facebook.com/OculusVisiontech/).

About ComplyTrust®

ComplyTrust Inc. https://complytrust.com/, a 100% wholly-owned subsidiary of Oculus VisionTech, is specifically focused on providing enterprise organizations and individuals with secure data privacy tools that provide sustained and continuous global regulatory compliance of data subject rights. Headquartered in San Diego, California, ComplyTrust was founded by industry veteran storage technology experts and is operated by an experienced management team.

Learn more about ComplyTrust at https://complytrust.com/.

For further information, contact:

Anton Drescher
Telephone: (604) 685-1017
Fax: (604) 685-5777

Website: http://ovtz.com/

TSXV: https://money.tmx.com/en/quote/OVT/company#profile-section-company-spoke

US OTC Markets (OTCQB): https://www.otcmarkets.com/stock/OVTZ/security

Berlin Borse: https://www.boerse-berlin.com/index.php/Shares?isin=US67575Y1091

Frankfurt Borse: https://www.boerse-frankfurt.de/equity/oculus-visiontech

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Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This news release contains forward-looking statements and information within the meaning of applicable securities laws (collectively, “forward-looking statements”), including the United States Private Securities Litigation Reform Act of 1995. All statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among others, statements as to the intended uses of the proceeds received from the Offering. Often, but not always, forward-looking statements can be identified by words such as “pro forma”, “plans”, “expects”, “may”, “should”, “budget”, “schedules”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, “potential” or variations of such words including negative variations thereof and phrases that refer to certain actions, events or results that may, could, would, might or will occur or be taken or achieved. Actual results could differ from those projected in any forward-looking statements due to numerous factors including risks and uncertainties relating to, among others, the change of business focus of the management of Oculus, the inability of Oculus to pursue its current business objectives, the ability of the Company to obtain any required governmental, regulatory or stock exchange approvals, permits, consents or authorizations required, including TSXV final acceptance of the Offering and any planned future activities, and obtain the financing required to carry out its planned future activities. Other factors such as general economic, market or business conditions or changes in laws, regulations and policies affecting the Company’s industry, may also adversely affect the future results or performance of the Company. These forward-looking statements are made as of the date of this news release and Oculus assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in these forward-looking statements. Although Oculus believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance those beliefs, plans, expectations, or intentions will prove to be accurate.

Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in Oculus’ periodic reports filed from time-to-time with the United States Securities Exchange Commission and Canadian securities regulators. These reports and Oculus’ public filings are available at www.sec.gov in the United States and www.sedar.com in Canada.